                                                                    EXHIBIT 99.4

                    CONSENT OF HOEFER & ARNETT, INCORPORATED

     We hereby consent to the use of our name and to the description of our opinion letter, dated December 8, 2000, under the caption "Opinion of Commercial's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix B to the Joint Proxy Statement-Prospectus of Prosperity Bancshares, Inc. and Commercial Bancshares, Inc., which Joint Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Prosperity Bancshares, Inc.
By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   /s/ Hoefer & Arnett, Incorporated
                                   -------------------------------------
                                   HOEFER & ARNETT, INCORPORATED

Austin, Texas
December 20, 2000